                                                                     EXHIBIT 4.9


SERVICE CHANGE ORDER TRANSMITTAL SHEET

ADDENDUM TO
SERVICE AGREEMENT FOR HP OPERATIONS SERVICES (SLA)

CHANGE REQUEST CONTROL NUMBER:      010604-01

INITIATED BY:     X   HEWLETT PACKARD                  VIALINK
                -----                           -----

SERVICE CHANGE ORDER DESCRIPTION:

The parties entered into a Service Level Agreement for Operations Services (SLA) dated June 3, 1999, and certain Support Agreement nos. 3112M8401, 3112M8391, 3112M8361, 3112M8421, 3112M8411, 3112M8381, 3112M8371, 3185G9881, and 3182B2621,
in each case, as amended from time to time, including pursuant to that certain Addendum 69d to Service Agreement for Operations Services dated August 8, 2001, that certain Settlement, Amendment and Mutual Release Agreement dated as of November 13, 2001, that certain Second Settlement and Amendment Agreement dated as of January 17, 2002, that certain Addendum 69e to the Service Agreement for Operations Services dated January 18, 2002, that certain Global Amendment dated July 10, 2002, that certain Second Global Amendment Agreement dated September 3, 2002, and that certain Addendum 200 to the Service Agreement for Operations Services dated November 8, 2002 (collectively, the "Service and Support Agreements"). The term ("Term") of the Service and Support Agreements expires on April 20, 2004, without further renewal, absent the agreement of the parties. This addendum extends the Term for two additional months; provided, that such extension shall (a) be subject to the terms of this change order, and (b) shall be without further renewal, absent the agreement parties.

PURPOSE OF CHANGE:

Adjust SLA availability requirements due to decreased hardware support (MCOS to BOS support).

Define the Operations Services and BOS fee schedule for months 50 through 60 (August, 2003 through June, 2004).

DEPENDENCIES:

viaLink's and Hewlett Packard's approval of this Change Request.

COMMUNICATION PLAN:

As previously established by the parties and as necessary using email and voice mail.

PRE-CHANGE TESTING:

N/A

BACK OUT PLAN:

Not required.

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POST-CHANGE TESTING :

Not required

DOCUMENTATION CHANGE :

N/A

RISK ANALYSIS:

N/A

PRIMARY HP CONTACT:

John Hogue

CONTACT/ REQUESTER:

Brian Carter

DATE OF REQUEST:

1/06/04

EFFECTIVE DATE OF SERVICE CHANGE:

5/1/04

SERVICE FEES:

See "Affected Exhibits" section of this change order for amended Exhibit C, Service Fee Schedule.

SERVICE ASSUMPTIONS:

None

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TERMS AND CONDITIONS:

1. Except as expressly provided in this addendum, the execution, delivery and effectiveness of this addendum shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power or remedy of HP under the Service and Support Agreements, or any other agreement between the parties as of the date hereof, (ii) constitute a waiver of any provision of the Service and Support Agreements, or any other agreement between the parties as of the date hereof, or (iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations covenants, or agreements contained in the Service and Support Agreements, or any other agreement between the parties as of the date hereof, all of which are ratified and affirmed in all respects and shall continue in full force and affect. This addendum preserves HP's rights with respect to all prior amendments to the Service and Support Agreements and all other documents between HP and viaLink related thereto. Upon the effectiveness of this addendum, all references contained in any agreement between HP and viaLink as of the date hereof (including, without limitation, all references to the agreements referenced in the Service Change Order Description herein) shall be deemed to refer to the Service and Support Agreements as amended by this addendum.

2. The revised Fee Schedule for the extension is contingent upon viaLink paying in advance for Operations Services by not later than May 7th, 2004 for services to be rendered in May 2004, and June 7th for services to be rendered in June 2004.

3. This addendum extends the Term for two additional months; provided, that such extension shall (a) be subject to the terms of this change order, and (b) shall be without further renewal, absent the agreement parties.

SECTION 1.12.3 OF THE SLA IS AMENDED AS FOLLOWS:

     In addition to its other rights under this Agreement, viaLink may take credits against the fees set forth in Exhibit C based upon the availability achieved by HP in comparison with the Service Level Objectives for the Functional Environment and/or for the Non-Redundant Servers as determined pursuant to Exhibit B. To the extent not taken on a monthly basis, these credits will be settled on an annual basis on the contract anniversary. The schedule is as follows:

Availability Percentage as determined       Availability Percentage as determined       Amount of credits which viaLink may
by Exhibit B to the Agreement during a      by Exhibit B to the Agreement during a      take against future amounts due
given Reporting Period of the               given Reporting Period of the Agreement     pursuant to Exhibit C
Agreement for a Non-Redundant Server        for the Functional Environment

98% or greater                              98.5% or greater                            None

Greater than or equal to 97% but            Greater than or equal to 97.5%              Ten percent (10%) of amount
less than 98%                               but less than 98.5 %                        payable by viaLink to HP for
                                                                                        each month in which the
                                                                                        availability achieved was in
                                                                                        this range.

Greater than or equal to 96% but            Greater than or equal to 96.5%              Fifteen percent (15%) of amount
less than 97%                               but less than 97.5%                         payable by viaLink to HP for
                                                                                        each month in which the
                                                                                        availability achieved was in
                                                                                        this range.

Greater than or equal to 95% but            Greater than or equal to 95.5%              Twenty percent (20%) of amount
less than 96%                               but less than 96.5%                         payable by viaLink to HP for
                                                                                        each month in which the
                                                                                        availability achieved was in
                                                                                        this range.

Greater than or equal to 94% but            Greater than or equal to 94.5%              Twenty-five percent (25%) of
less than 95%                               but less than 95.5%                         amount payable by viaLink to HP
                                                                                        for each month in which the
                                                                                        availability achieved was in
                                                                                        this range.

Less than 94%                               Less than 94.5%                             Thirty percent (30%) of amount
                                                                                        payable by viaLink to HP for
                                                                                        each month in which the
                                                                                        availability achieved was in
                                                                                        this range.

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AFFECTED EXHIBITS:

EXHIBIT C OF SLA DATED 6/3/99 IS MODIFIED AS FOLLOWS:

EXHIBIT C, SERVICE FEE SCHEDULE

13.2.2 SERVICE FEES PAYMENT SCHEDULE THROUGH MONTH 56 (FEBRUARY, 2004)

Month 50 (August, 2003)                             $105,645
Month 51 (September, 2003)                          $105,645
Month 52 (October, 2003)                            $105,645
Month 53 (November, 2003)                           $105,645
Month 54 (December, 2003)                           $105,702
Month 55 (January, 2004)                            $105,714
Month 56 (February, 2004)                           $105,714
Month 57 (March, 2004)                              $105,714
Month 58 (April, 2004)                              $105,714
Month 59 (May, 2004)                                $105,714
Month 60 (June, 2004)                               $105,714

This supplemental fee schedule reflects total amounts due for Operations Services, and hardware and software maintenance (BOS) for Months 50 through 57 (August 1, 2003 through April, 2004), which follows immediately after month 49 of the existing Service Fee Payment Schedule. The extension provided for in this addendum and the supplemental fee schedule relating thereto is contingent upon viaLink paying in advance for Operations Services by wire transfer not later than the 5th business day of each month starting with month 50. In the event viaLink fails to make payment in advance pursuant to the above, HP will immediately terminate the SLA and deactivate the viaLink production environment, and viaLink shall be obligated to pay to HP all Service Fees due up to the date of termination together with all other charges due under the Service and Support Agreements.

This Service Change Request has been prepared pursuant to the Change Management Procedures (Exhibit B) incorporated in the Service Agreement for HP Operations Services between HP and viaLink dated June 3, 1999. Your signature below indicates acceptance of this Service Change Order, and it also authorizes HP to provide and invoice viaLink for these services according to the terms and Service Fees stated above.

IN WITNESS WHEREOF, HP and viaLink each acting with proper authority, have caused this Service Change Order to be executed as of the date set forth below.

Hewlett-Packard Company                      The viaLink Company


Signature:                                   Signature:
          -------------------------                    -------------------------
Name:     John Hogue                         Name:     Brian Carter

Title:    Client Manager                     Title:    Vice President

Date:                                        Date:
          -------------------------                    -------------------------